                          FW Strategic Partners, L.P.

                       (A Delaware Limited Partnership)



                            SUBSCRIPTION AGREEMENT



                                   SECTION 1

                     SUBSCRIPTION CONTRIBUTED SECURITIES

     1.1  Subscription.  Subject to the terms and conditions hereof, the
          ------------
undersigned (the "Subscriber") subscribes for and agrees to purchase a limited
                  ----------
partnership interest ("Interest"), in FW Strategic Partners, L.P., a Delaware
                       --------
limited partnership (the "Partnership"), on the terms and conditions described
                          -----------
herein. The Subscriber has received the Confidential Amended Preliminary Private Placement Memorandum dated June 19, 1996 (the "Memorandum") and a draft
                                                       ----------
of the Agreement of Limited Partnership of the Partnership (the "Partnership"
                                                                 -----------
Agreement").  Prior to the commencement of the Inspection Period (as defined in
- ---------
Section 1.2), the Partnership shall deliver to the Subscriber the Partnership Agreement to be executed by the Subscriber and a Confidential Final Private Placement Memorandum (the "Final Memorandum"). The Subscriber agrees to
                           ----------------
contribute to the capital of the Partnership the securities described on Annexes I and II hereto (upon delivery into escrow pursuant to Section 1.3(a), the "Contributed Securities") and the amount in cash, if any, listed on Annex
 -----------------------
III hereto (upon delivery into escrow pursuant to Section 1.3(a), the "Contributed Cash") by delivery thereof to the Partnership, under the terms
 ----------------
and subject to the conditions set forth herein.

     The Partnership has entered into or expects to enter into separate subscription agreements (the "Other Subscription Agreements" and, together with
                              -----------------------------
this Subscription Agreement, the "Subscription Agreements") with other
                                  -----------------------
purchasers (the "Other Purchasers"), providing for the purchase by the Other
                 ----------------
Purchasers of Interests in the Partnership on the First Closing Date (as defined in Section 1.7), or such other dates determined pursuant to the last paragraph of Section 1.7 of the Subscription Agreements. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the purchase of Interests by the undersigned and the Other Purchasers are to be separate purchases.

     1.2  Inspection Report.  The Partnership shall deliver a report (the
          -----------------
("Inspection Report") by overnight mail for next-day delivery to the Subscriber
  -----------------
which shall describe the securities proposed to be contributed to the Partnership by the Subscriber and the Other Purchasers, state the current value, as determined by the General Partner (as defined in the Partnership Agreement), in its sole discretion, of such securities, state the amount of cash, if any, proposed to be contributed to the Partnership by the Subscriber and the Other Purchasers, provide the names of the Subscriber and the Other Purchasers and identify the anticipated First Closing Date. The Inspection Report shall also describe the expected initial non-readily marketable asset position that will be acquired by the Partnership and the expected initial hedging position of the Partnership and shall specify a period (the "Inspection Period") which shall
                                                 -----------------
begin on the business day immediately following the mailing of the Inspection Report to the Subscriber and shall end ten (10) days thereafter. In the event the Subscriber and/or the Other Purchasers withdraw, and/or the General Partner rejects, collectively, more than twenty percent twenty percent (20%) (in the aggregate) of the value (as specified in the Inspection Report) of the securities and/or cash to be contributed to the Partnership pursuant to the Subscription Agreements, the General Partner will distribute a revised Inspection Report to the Subscriber and the Other Purchasers and extend the Inspection Period by three (3) days. If during such extended Inspection Period or further extended Inspection Periods pursuant to this sentence the Subscriber and/or the Other Purchasers withdraw, and/or the General Partner rejects, collectively, more than twenty percent (20%) (in the aggregate) of the value (as specified in such revised Inspection Report or future revised Inspection Reports issued pursuant to this sentence), of the securities and/or cash to be contributed to the Partnership pursuant to the Subscription Agreements, the General Partner will distribute a revised Inspection Report to the Subscriber and the Other Purchasers and extend the Inspection Period by an additional three
(3) days.

     1.3  Delivery of Contributed Securities and Contributed Cash and Valuation
          ---------------------------------------------------------------------
of Capital Contribution.
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     (a)  The Subscriber shall deliver the securities described on Annexes I and
II hereto and the amount in cash, if any, listed on Annex III hereto to The
Bank of New York (The "Escrow Agent") by registered mail, return receipt
                       ------------
requested, or overnight courier no later than the date hereof along with a
Letter of Transmittal from the Subscriber to the Escrow Agent in the form of Annex IV hereto. The Escrow Agent shall hold such securities and cash, if any, in escrow in accordance with the terms of an Escrow Agreement, dated as of July 19, 1996, between the Partnership and the Escrow Agent (the "Escrow Agreement"),
                                                             ----------------
a copy which the Subscriber hereby acknowledges receipt. Certificates or other instruments evidencing the securities described on Annexes I and II hereto shall be delivered by registered mail or overnight courier to the Escrow Agent. Subscribers who prefer to transfer their interest in their securities by different means should contact the Partnership for details on the appropriate procedures. The amount in cash, if any, listed on Annex III hereto shall be paid only in United States dollars and delivered to the Escrow Agent either by
(i) a certified bank check payable to "The Bank of New York" delivered by registered mail, return receipt requested, or overnight courier to the Escrow Agent or (ii) a wire transfer to such account as the Partnership shall specify, such wire transfer to include the name of the Subscriber and the Partnership in the reference message sent with such wire transfer.

        (b) The General Partner, in its sole discretion, will determine whether the Contributed Securities are Marketable Securities (as defined in the Partnership Agreement) in accordance with Section 5.5(b) of the Partnership Agreement. For purposes of determining the amount of capital contribution (the "Capital Contribution") of the Subscriber, the market value of the Contributed
 --------------------
Securities shall be determined by the General Partner at the close of business on the day preceding the First Closing Date or, if applicable, the Delayed Closing Date (as defined in Section 1.7) with (i) Marketable Securities valued at the average of the trading values for such securities on that day and the previous four (4) trading days (the "Averaging Period") in the manner set forth
                                     ----------------
in Section 5.5(b) of the Partnership Agreement and (ii) all other Contributed Securities valued by the General Partner in the manner set forth in Section 5.5(c) of the Partnership Agreement; provided that if the same class of
                                     --------
securities have been purchased by the Partnership, Keystone or their Affiliates (as such terms are defined in the Partnership Agreement) within sixty (60) days prior to the First Closing Date, or if applicable, the Delayed Closing Date, the General Partner may, in its sole discretion, value such Contributed Securities at their purchase price. Notwithstanding the calculation of the value of Marketable Securities pursuant to clause (i) above, if such Marketable Securities become "ex" any rights (other than the right to receive Securities (as defined in the Partnership Agreement)) during the Averaging Period, then the value of such right, as determined by the General Partner, in its sole discretion, shall be deducted from the value of such Marketable Securities as determined for all trading days in the Averaging Period preceding the day such Marketable Securities become "ex".

        1.4  Rights in Contributed Securities.  Prior to the First Closing Date
             --------------------------------
or, if applicable, the Delayed Closing Date, ownership of the Contributed Securities will be held by the Escrow Agent for the separate account of the Subscriber. During such period, the Subscriber will be entitled to exercise all rights as owner of such Contributed Securities, including, without limitation, voting, dividend and subscription rights and the Partnership shall issue Proper Instructions (as defined in the Escrow Agreement)to the Escrow Agent pursuant to instruction from the Subscriber for purposes of such rights. All rights (other than the right to receive Securities) in the Contributed Securities which are "ex" such rights at the close of business on the day preceding the First Closing Date or, if applicable, the Delayed Closing Date shall be vested in the Subscriber. All such rights which thereafter are "ex" and all rights to receive Securities shall be vested in the Partnership upon the Subscriber's admission thereto. For purposes hereof, Securities issued in respect of Contributed Securities shall be considered Contributed Securities.

        1.5  Rights in Contributed Cash.  Prior to the First Closing Date or, if
             --------------------------
applicable, the Delayed Closing Date, the Contributed Cash will be held by the Escrow Agent for the separate account of the Subscriber. Interest, if any, earned pursuant to the Escrow Agreement with respect to such Contributed Cash up to and including the day preceding the First Closing Date or, if applicable, the Delayed Closing Date will be for the account of the

Subscriber. Interest, if any, earned thereafter shall be for the account of the Partnership upon the Subscriber's admission thereto.

     1.6   Acceptance or Rejection.
           -----------------------

     (a)   In accordance with the procedures set forth in clause (c) below,:

           (i) the Subscriber may withdraw the Contributed Securities and Contributed Cash on any date prior to the close of the Inspection Period by providing written notice of such withdrawal to the General Partner, which notice shall be received by the General Partner prior to the close of business on the last day of the Inspection Period.

           (ii) the General Partner may reject, in its sole discretion and whether or not previously accepted, the Contributed Securities and Contributed Cash on any date up to three (3) days prior to the close of the Inspection Period by providing written notice of such rejection to the Subscriber, which notice shall be received by the Subscriber no later than the close of business on the second (2nd) day prior to the close of the Inspection Period.

           (iii) the General Partner may reject, whether or not previously accepted, the Contributed Securities and Contributed Cash at any time prior to the closing for such Contributed Securities and Contributed Cash if the Subscriber delivers information to the General Partner pursuant to Section 2.1(q) hereof or the General Partner otherwise ascertains that any of the representations, warranties or covenants of the Subscriber are untrue or incorrect.

     (b) Unless the Contributed Securities and Contributed Cash are withdrawn or rejected pursuant to clause (a)(i) or (a)(ii) above, the Subscriber shall tender to the Partnership executed copies of the Partnership Agreement prior to the close of business on the last day of the Inspection Period.

     (c) If the Subscriber's subscription is withdrawn or rejected pursuant to the terms hereof, the Partnership promptly thereupon shall (i) return to the Subscriber the copies of the Partnership Agreement (if previously submitted pursuant to clause (b) above) and any documents submitted by the Subscriber herewith, and this Subscription Agreement shall have no further force or effect thereafter and (ii) instruct the Escrow Agent to release the Subscriber's Contributed Securities and Contributed Cash and distributions with respect thereto to the Subscriber in accordance with the Escrow Agreement.

     (d) If the Subscriber's subscription is accepted, the Partnership shall notify the Subscriber of such acceptance.

    1.7    Closing. The first closing (the "First Closing") of the Partnership
           -------                          -------------
will take place at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York at 12:00 p.m. (New York City time) on such date as the Partnership shall designate upon not less than three (3) business days' prior written notice to you ( the date of the First Closing being the "First Closing
                                                                 -------------
Date"); provided that such First Closing Date shall be at least twenty (20) days
- ----    --------
after the mailing of the Inspection Report. By no later than the date hereof, the Subscriber shall tender to the Partnership a United States Internal Revenue Service Form W-9 and the organizational and governing documents of the Subscriber (if the Subscriber is not an individual). By the First Closing Date, the Subscriber shall tender to the Partnership any additional information reasonably requested by the Partnership in connection with this subscription, including, without limitation, any such information requested at least two (2) business days' prior to the First Closing Date or, if applicable, the Delayed Closing Date, in order to verify the truth and accuracy of the representations contained herein.

      Promptly after the First Closing Date or, if applicable, the Delayed Closing Date, the Partnership will deliver to the Subscriber or its representative, if the Subscriber's subscription has been accepted, the Partnership Agreement executed by or on behalf of the General Partner and any other documents and instruments necessary to reflect the Subscriber's admission as a limited partner in the Partnership, including any documents and instruments to be delivered pursuant to this Subscription Agreement. If at the First Closing Date or, if applicable, the Delayed Closing Date, any of the conditions specified in Section 4.1 shall not have been satisfied or waived, the Subscriber shall, at the Subscriber's election, be relieved of all further obligations under this Subscription Agreement. If at the First Closing Date or, if applicable, the Delayed Closing Date, any of the conditions specified in Section
4.2 shall not have been satisfied or waived, the Partnership shall, at its election, be relieved of all further obligations under this Subscription Agreement.

      Notwithstanding anything to the contrary herein, if the Subscriber notifies the Partnership in writing at least ten (10) days prior to the First Closing Date that the Subscriber is not permitted to transfer the Contributed Securities to the Partnership on the First Closing Date under applicable securities laws or policies of the issuer of the Contributed Securities applicable to the Subscriber, the Subscriber agrees that such Contributed Securities and Contributed Cash will remain in escrow pursuant to the Escrow Agreement until Delayed Closing Date. The Subscriber shall notify the Partnership in writing of such period of time (the "Open Window Period") during
                                                    ------------------
which the Subscriber is first permitted to so transfer such Contributed Securities to the Partnership. The General Partner shall designate a closing (the "Delayed Closing") for such Contributed Securities and the Contributed Cash
      ---------------
to occur no later than five (5) trading days after the beginning of such Open Window Period (the date of the Delayed Closing being the "Delayed Closing
                                                          ---------------
Date").
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    1.8    Subscription Fee. The Subscriber shall elect in paragraph A to
           -----------------
Schedule I hereto the Class of Book Capital Account (as such terms are defined in the Partnership

Agreement) it wishes to elect with respect to its Interest. If the Subscriber elects Class B or Class D on Schedule I hereto, the General Partner shall not be paid a subscription fee (the "Subscription Fee") upon the admission of the
                              ----------------
Subscriber to the Partnership. If the Subscriber elects Class A or Class C on
Schedule I hereto, the General Partner shall be paid a Subscription Fee equal to two percent (2%) of the value (as determined pursuant to Section 1.3(b)) of the Subscriber's Contributed Securities and Contributed Cash accepted for contribution. Such Subscription Fee shall be allocated as a decrease in the Subscriber's Book Capital Account (as defined in the Partnership Agreement) pursuant to the Partnership Agreement concurrently with the Subscriber's admission to the Partnership. Upon the admission of the Subscriber to the Partnership, the Partnership shall issue a number of Interests in the Partnership equal to the value (as determined pursuant to Section 1.3(b)) of the Subscriber's Contributed Securities and Contributed Cash accepted for contribution divided by $1000 and rounded to the nearest 1/100th of an Interest. The General Partner shall notify the Subscriber of the establishment of the initial balance in the Subscriber's Book Capital Account and Tax Capital Account. No certificates will be issued for the Interests.
                                   SECTION 2

              SUBSCRIBER REPRESENTATIONS, WARRANTIES AND COVENANTS

                  2.1  Certain Subscriber Representations, Warranties and
                       --------------------------------------------------
Covenants. The Subscriber hereby acknowledges, represents and warrants to, and
- ---------
agrees with, the Partnership, as of the date hereof and as of the First Closing Date or, if applicable, the Delayed Closing Date, as follows:

                  (a) If the Subscriber is a corporation, partnership, trust, estate or other entity, (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, (ii) it is empowered, authorized and qualified to subscribe hereunder, to commit capital to the Partnership hereunder and to become a limited partner in, and, subject to the terms and conditions of the Partnership Agreement, to make its Capital Contributions to, the Partnership and (iii) the person signing this Subscription Agreement and the Partnership Agreement on behalf of such entity has been duly authorized by such entity to do so and has the power to delegate authority pursuant to a power of attorney to be granted under the Partnership Agreement. If the Subscriber is an individual, the Subscriber is of legal age to execute this Subscription Agreement and the Partnership Agreement and is legally competent to do so.
                  (b) The Subscriber has the full right, power and authority to enter into this Subscription Agreement and the Partnership Agreement and to carry out and perform its obligations hereunder and thereunder. Each of this Subscription Agreement and the Partnership Agreement has been duly authorized and has been or will be duly executed and delivered by or on behalf of the Subscriber and, assuming the due authorization, execution and delivery of each of them by the other parties hereto and thereto, constitutes or will constitute a valid and binding instrument or agreement of the Subscriber.

        (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body is required for the consummation by the Subscriber of the transactions on its part contemplated herein.

        (d) The Subscriber is acquiring the Interest for the Subscriber's own account as principal for investment and not with a view to the distribution or sale thereof, subject to any requirement of law that its property at all times be within its control.

        (e) The Subscriber is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In particular, and without limitation:
 --------------

                (i) If the Subscriber is an individual, the Subscriber either (A) has an individual net worth or joint net worth with his or her spouse of at least $1,000,000 or (B) had an individual income of more than $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same level in the current year; and

                (ii) If the Subscriber is not a natural person, either (A) it is not formed or recapitalized for the specific purpose of acquiring an Interest in the Partnership and has total assets in excess of $5,000,000 or (B) each of the equity owners of the Subscriber satisfies the requirements of clause (e)(i) above.

        (f) The beneficial ownership by the Subscriber of its Interests constitutes beneficial ownership for purposes of Section 3(c)(1) of the Investment Company Act of 1940, as amended (the "Investment Company Act") by the
                                                 ----------------------
number of persons certified by the Subscriber to the Partnership in paragraph B to Schedule I hereto and will at all times during which the Subscriber holds Interests constitute beneficial ownership for such purposes by no more than such number of persons.

        (g) If the Subscriber is not a natural person, either (i) all the Subscriber's outstanding securities (as such term is defined in the Investment Company Act) are beneficially owned by the number of persons specified in clause
(f) and will be so owned by no more than such number of persons at any time during which the Subscriber holds Interests or (ii)(A) is not formed or recapitalized for the specific purpose of acquiring an Interest in the Partnership and (B) the value of all securities (other than short-term paper, as defined in the Investment Company Act) owned by such Subscriber of all issuers which are or would, but for the exception set forth in subparagraph (A) of
Section 3(c)(1) of the Investment Company, be excluded from the definition of "investment company" under the Investment Company Act solely by Section 3(c)(1) of the Investment Company Act, does not exceed 10% of the value of the Subscriber's total assets, and will not fail to satisfy (A) or
(B) at any time during which the Subscriber holds Interests.

        (h) The Subscriber agrees to deliver to the Partnership such other information relevant to the Subscriber's purchase of Interests as is reasonably requested by the Partnership, including, without limitation, information as to certain matters under the Securities Act and the Investment Company Act as the Partnership may reasonably request in order to ensure compliance with such Acts and the availability of any exemption thereunder.

        (i) The Subscriber has been given the opportunity to ask questions of, and receive answers from, the General Partner and its personnel relating to the Partnership, concerning the terms and conditions of this offering and other matters pertaining to this investment, and has had access to such financial and other information concerning the Partnership as it has considered necessary to make a decision to invest in the Partnership and has availed itself of this opportunity to the full extent desired.

        (j) No representations or warranties have been made to the Subscriber with respect to this investment or the Partnership other than the representations of the Partnership set forth herein and the Subscriber has not relied upon any representation or warranty not provided herein in making this subscription.

        (k) If the Subscriber is not a United States person (as defined below), the Subscriber has heretofore notified the Partnership in writing of its status as such a person. For this purpose, "United States person" means a
                                             --------------------
citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

        (l) Neither the execution, delivery and performance of this Subscription Agreement or the Partnership Agreement, the contribution of the Contributed Securities being contributed by the Subscriber nor the consummation of any other of the transactions herein contemplated by the Subscriber or the fulfillment of the terms hereof or thereof by the Subscriber will result in the creation or imposition of any security interests, rights of first refusal or to acquire, claims, liens, pledges, equities or encumbrances (collectively, "Encumbrances") upon any of the assets of the Subscriber pursuant to the terms
 ------------
of or provisions of, or conflict with, result in a breach or violation of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) under the organizational documents, charter or by-laws of the Subscriber if the Subscriber is a corporation, partnership, trust, estate or other entity or the terms of any indenture, loan agreement, bond, note, evidence of indebtedness, mortgage, deed of trust, lease, license, permit, franchise, certificate or other agreement or instrument to which the Subscriber or any of its subsidiaries is a party or by which they are bound or to which any of their properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, or violate in any material respect any statute, treaty, rule, regulation, ordinance, judgment, order, writ, ruling, injunction or decree applicable to the Subscriber or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Subscriber or any of its subsidiaries.

         (m) The Subscriber is not any entity exempt from federal income taxation and subject to taxation on "unrelated business taxable income" under Sections 511 and 512 of the Internal Revenue Code of 1986, as amended (the "Code").
 ----

         (n) If the Subscriber is a corporation, partnership, trust, estate or other entity, neither it nor any of its subsidiaries is an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act, or an investment company within the meaning of
Section 368(a)(2)(F)(iii) of the Code.

         (o) All information furnished to the Partnership by or on behalf of the Subscriber, including, without limitation, as set forth in Annexes I, II and III, is and will be true and correct in all material respects and to the knowledge of the Subscriber such information does not and will not contain an untrue statement of a material fact or omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         (p) The Subscriber agrees that each of the representations, warranties and covenants made in this Subscription Agreement will be deemed to be reaffirmed by the Subscriber on the First Closing Date or, if applicable, the Delayed Closing Date.

         (q) The Subscriber shall notify the Partnership immediately upon its knowledge of any facts or circumstances that would make any of its representations or warranties contained in this Subscription Agreement untrue or incorrect as of the First Closing Date or, if applicable, the Delayed Closing Date.

         (r) The Subscriber shall not, and shall not cause or permit any other person, to act in a manner that would violate any covenant of the Subscriber contained in this Subscription Agreement.

         2.2.  Subscriber Representations, Warranties and Covenants with Respect
               -----------------------------------------------------------------
to Contributed Securities.  The Subscriber herby acknowledges, represents and
- -------------------------
warrants to, and agrees with, the Partnership, as of the date hereof and as of the First Closing Date or, if applicable, the Delayed Closing Date, as follows:

         (a) The Subscriber is the lawful owner of the Contributed Securities free and clear of any Encumbrances and upon contribution and delivery of such Contributed Securities as provided herein the Subscriber will convey good and marketable title to such Contributed Securities, free and clear of any Encumbrances whatsoever.

     (b) No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Partnership or the General Partner in connection with the contribution of the Contributed Securities by the Subscriber to the Partnership in the manner contemplated herein.

     (c) The Contributed Securities of the Subscriber proposed to be contributed to the Partnership have been placed in escrow, for delivery pursuant to the terms of this Subscription Agreement, under an Escrow Agreement with the Escrow Agent for the Subscriber. The Subscriber agrees that the Contributed Securities represented by the certificates so held in escrow for the Subscriber are for the benefit of and subject to the interests hereunder of the Partnership, that the arrangements for such escrow and delivery of such certificates, made by the Partnership hereunder are irrevocable and not subject to termination by any acts of the Subscriber except as expressly provided herein or by operation of law, whether by the death, incapacity or liquidation of the Subscriber or the occurrence of any other event. If any such death, incapacity, liquidation or any other such event shall occur before the delivery of such Contributed Securities hereunder, certificates for the Contributed Securities will be delivered by the Escrow Agent in accordance with the terms and conditions of this Subscription Agreement and the Escrow Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Escrow Agent shall have received notice of such death, incapacity or other event.

     (d) None of the Contributed Securities or Contributed Cash are assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not such plan is
                                           -----
subject to ERISA, or a plan described in Section 4975(e)(1) of the Code.

     (e) The Contributed Securities are not subject to any restrictions upon their sale by the Partnership by reason of any agreement, commitment or representation the Subscriber has made in respect thereof, or by reason of the Subscriber being in control of, controlled by or under common control with the issuer(s) thereof within the meaning of the Securities Act, or for any other reason, including, without limitation any charter or by-law provision of the issuer(s) thereof except to the extent, if any, specifically noted on Annex II hereto.

     2.3  Investor's Awareness.  The Subscriber acknowledges that:
          --------------------

     (a) No federal or state agency has passed upon the Interests or made any finding or determination as to the fairness of this investment. Neither the Memorandum, the Final Memorandum nor the Partnership Agreement has been or will be filed with the Securities and Exchange Commission or with any securities administrator under state securities laws.

     (b) There are substantial risks incident to the purchase of Interests, including those summarized in the Memorandum.

     (c) There will be substantial restrictions on the transferability of the Interests under the Partnership Agreement, including, without limitation, as set forth in Section 9.1 thereof, and under applicable law; pursuant to the Partnership Agreement, the prior written consent of the General Partner will be required for all transfers of Interests; there will be no established market for the Interests and no public market for the Interests will develop; the Interests will not be, and investors in the Partnership have no rights to require that the Interests be, registered under the Securities Act or the securities laws of the various states and therefore cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered or unless an exemption from such registration is available; the Subscriber may have to hold the Interest herein subscribed for and bear the economic risk of this investment indefinitely and it may not be possible for the Subscriber to liquidate its investment in the Partnership.

     (d) With respect to the tax and other legal consequences of an investment in the Interest, the Subscriber is relying solely upon the advice of its own tax and legal advisors and not upon the general discussion of such matters set forth in the Memorandum or Final Memorandum.

     (e) Immediately prior to the Subscriber's purchase of the Interest, the Subscriber has such knowledge and experience in financial and business matters that the Subscriber is and will be capable of evaluating the merits and risks of the prospective investment.

     (f) The Subscriber has no need for liquidity in this investment and has the ability to bear the economic risk of this investment and to retain its Interest for the full term of the Partnership.

     (g) The Subscriber has reviewed the Memorandum and a draft of the Partnership Agreement, including all appendices thereto, and will review the Final Memorandum and the Partnership Agreement, including all appendices thereto, and understands the risks of, and other considerations relating to, a purchase of Interests and the Partnership's investment objectives, policies and strategies.

                                   SECTION 3

                          PARTNERSHIP REPRESENTATIONS

     3.1  Partnership Representations.  The Partnership hereby represents to the
          ---------------------------
Subscriber, as of the date hereof and as of the First Closing Date or, if applicable, the Delayed Closing Date, as follows:

     (a) The Partnership is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Delaware, with full power and authority to perform its obligations under this Subscription Agreement, the Partnership Agreement and the Escrow Agreement.

     (b) The Partnership is empowered, authorized and qualified to enter into this Subscription Agreement, the Partnership Agreement and the Escrow Agreement, and the person signing this Subscription Agreement, the Partnership Agreement and the Escrow Agreement on behalf of the Partnership has been duly authorized by the Partnership to do so.

     (c) Each of this Subscription Agreement, the Partnership Agreement and the Escrow Agreement has been duly authorized and has been or will be duly executed and delivered by the Partnership and, assuming the due authorization, execution and delivery of each of them by the other parties hereto and thereto, constitutes or will constitute a valid and binding instrument or agreement of the Partnership.

     (d) Neither the execution, delivery and performance of this Subscription Agreement, the Partnership Agreement and the Escrow Agreement by the Partnership nor the consummation of any other of the transactions herein contemplated by the Partnership or the fulfillment of the terms hereof or thereof by the Partnership will conflict with, result in a breach or violation of, or constitute a default (or any event which with the giving of notice or the lapse of time or both would constitute a default) under the organizational documents of the Partnership or the terms of any indenture, loan agreement, bond, note, evidence of indebtedness, mortgage, deed of trust, lease, license, permit, franchise, certificate or other agreement or instrument to which the Partnership is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, or violate in any material respect any statute, treaty, rule, regulation, ordinance, judgment, order, writ, ruling, injunction or decree applicable to the Partnership of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Partnership.

     (e) Upon consummation of the First Closing, the assumptions specified in Annex B to the opinion of Cleary, Gottlieb, Steen & Hamilton in the form of Exhibit B will be accurate as applied to the Partnership; provided that the
                                                          --------
Partnership is relying solely on the representations of the Subscriber and the Other Purchasers for purposes of paragraph 8 of such Annex B.

                                   SECTION 4

                             CONDITIONS TO CLOSING

          4.1   Subscriber Conditions to Closing. The Subscriber's obligations
                --------------------------------
hereunder are subject to the fulfillment (or waiver by the Subscriber), prior to or at the First Closing Date, of the following conditions:

          (a)   Partnership Agreement. The Partnership Agreement shall have
                ---------------------
been authorized, executed and delivered by or on behalf of the General
Partner and all filings made as required by the laws of the State of Delaware.

          (b)   General Partner Capital Commitment. The General Partner shall
                ----------------------------------
have made a Capital Contribution which, when combined with the Capital Contri-butions of Keystone and its other Affiliates (as such terms are defined in the Partnership Agreement), equals at least the lesser of (i) five percent (5%) of the aggregate Capital Contributions of all Partners as of the First Closing Date and (ii) $50,000,000.

          (c)   Performance. The Partnership shall have duly performed and
                -----------
complied in all material respects with all agreements and conditions contained in this Subscription Agreement required to be performed or complied with by it prior to or at the First Closing Date.

          (d)   Opinions of Partnership Counsel. The Subscriber shall have
                -------------------------------
received a legal opinion, dated the First Closing Date from (i) Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Partnership, substantially in the form of Exhibit A, and (iii) Cleary, Gottlieb, Steen & Hamilton, counsel to the Partnership, substantially in the form of Exhibit B.

          4.2   Partnership Conditions to Closing. The Partnership's obligations
                ---------------------------------
hereunder are subject to the fulfillment (or waiver by the Partnership), prior to or at the time of the First Closing or, if applicable, the Delayed Closing Date, of the following conditions:

          (a)   Performance. The Subscriber shall have duly performed and
                -----------
complied in all material respects with all agreements and conditions contained in this Subscription Agreement required to be performed or complied with by it prior to or at the First Closing or, if applicable, the Delayed Closing Date, and all representations and warranties of the Subscriber shall be true and correct as of such date.

          (b)   Opinion of Subscriber Counsel. The Partnership may request, at
                -----------------------------
its sole discretion, and the Subscriber shall deliver, a legal opinion from counsel to the Subscriber satisfactory to the Partnership.

                                   SECTION 5

                                 MISCELLANEOUS

        5.1    Modification. Neither this Subscription Agreement nor any
               ------------
provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

        5.2    Revocability. Except as otherwise provided herein, this
               ------------
Subscription Agreement may not be withdrawn or revoked by the Subscriber in whole or in part without the consent of the Partnership.

        5.3    Notices. All notices, consents, requests, demands, offers,
               -------
reports and other communications required or permitted to be given pursuant to this Subscription Agreement shall be in writing and shall be considered properly given and received when personally delivered to the party entitled thereto, or when sent by facsimile or by overnight courier, or seven (7) business days after being sent by certified United States mail, return receipt requested, in a sealed envelope, with postage prepaid, addressed, if to the Partnership or the General Partner, to FW Strategic Asset Management, L.P., 3100 Texas Commerce Bank Tower, 201 Main Street, Fort Worth, Texas 76102, and, if to the
Subscriber, to the address set forth below the Subscriber's signature on the counterpart of this Subscription Agreement which the Subscriber originally executed and delivered to the Partnership; provided that any notice sent by
                                           --------
facsimile shall be promptly followed by a copy of such notice sent by mail or overnight courier in the manner described herein. The Partnership, the General Partner or the Subscriber may change its address by giving notice to the other.
                                     -----------

        5.4    Counterparts. This Subscription Agreement may be executed in
               ------------
multiple counterpart copies, each of which shall be considered an original and all of which constitute one and the same instrument binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

        5.5    Headings. The headings of the Sections of this Subscription
               --------
Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Subscription Agreement.

        5.6    Successors. Except as otherwise provided herein, this
               ----------
Subscription Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees and legal representatives. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, trustees and legal representatives.

          5.7  Assignability. This Subscription Agreement is not transferable or
               -------------
assignable by the Subscriber. Any purported assignment of this Subscription Agreement shall be null and void.

          5.8  Confidentiality. The Subscriber shall, and shall direct those of
               ---------------
its affiliates, directors, officers, employees, attorneys, accountants and advisors (the "Representatives") who have access to Confidential Information (as
               ---------------
defined below) to, keep confidential and not disclose any Confidential Information without the express consent, in the case of Confidential Information acquired from the Partnership, of the Partnership or, in the case of Confidential Information acquired from the General Partner or any Other Purchaser, the General Partner or such Other Purchaser, unless (a) such disclosure shall be required by applicable law, governmental rule or regulation, court order, administrative or arbitral proceeding or by any bank regulatory authority having jurisdiction over the Subscriber or (b) such disclosure is in connection with any litigation against the Partnership, the Subscriber, any Other Purchaser or the General Partner. Such Confidential Information may be used by the Subscriber only in connection with Partnership matters. "Confidential Information" shall mean any information that the Subscriber may
 ------------------------
acquire from the Partnership or the General Partner including, without limitation, the information contained in the Inspection Report, and which (i) is not already available through publicly available sources of information (other than as a result of disclosure by the Subscriber), (ii) was not available to the Subscriber on a non-confidential basis prior to its disclosure to the Subscriber by the Partnership, or (iii) does not become available to the Subscriber on a non-confidential basis from a third party, provided that such third party is not
                                           --------
bound by this Subscription Agreement or another confidentiality agreement with the Partnership. Such Confidential Information may include, without limitation, information that pertains or relates to (A) the business and affairs of the General Partner or any Other Purchaser, (B) any investments or proposed investments of the Partnership or (C) any other Partnership matters. In the event that the Subscriber or any Representative of the Subscriber is required to disclose any of the Confidential Information, the Subscriber will use its best efforts to provide the Partnership with prompt written notice so that the Partnership may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Subscription Agreement, and the Subscriber will use its best efforts to cooperate with the Partnership in any effort any such person undertakes to obtain a protective order or other remedy. In the event that such protective order or other remedy is not obtained, or that the Partnership waives compliance with the provisions of this Section 5.8, the Subscriber and its Representatives will furnish only that portion of the Confidential Information which is required and will exercise their best efforts to obtain reliable assurance that the Confidential Information will be accorded confidential treatment. In its sole discretion, the General Partner may agree to waive any or all of the provisions of this Section 5.8 with respect to the Subscriber. The General Partner and the Partnership may disclose the identity of the Subscriber only (a) in accordance with the restrictions set forth in the foregoing sentence or (b) on a confidential basis to any Other Purchaser of Interests. The provisions of this Section 5.8 shall survive the termination of this Agreement and the formation and dissolution of the Partnership, whether or not the Subscriber's subscription is accepted or rejected or the Subscriber is admitted to the Partnership.

         5.9   Governing Law. This Subscription Agreement and the rights and
               -------------
obligations of the parties hereto shall be interpreted and enforced in accordance with and governed by the law of the State of Delaware (without giving effect to the conflicts of laws principles thereof) applicable to agreements made and to be performed wholly within that jurisdiction.

         5.10  Jurisdiction; Venue.
               -------------------
         (a) Any action or proceeding against the parties relating in any way to this Subscription Agreement may be brought and enforced in the courts of the State of Delaware or (to the extent subject matter jurisdiction exists therefor) the United States District Court for the District of Delaware, and the parties irrevocably submit to the jurisdiction of both such courts in respect of any such action or proceeding, and each party agrees that legal process in any such action or proceeding may be served in accordance with clause (c) hereof and the notice procedure set forth in Section 5.3. The Subscriber agrees that any action it may bring against the Partnership shall be brought in the State of Delaware.

         (b) The parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the State of Delaware or the United States District Court for the District of Delaware and any claim that any such action or proceeding brought in any such court has been brought in any inconvenient forum.

         (c) If the Subscriber is a non-United States person, it shall appoint an authorized agent that at all times shall have an office located in the State of Delaware upon which process may be served in any action or proceeding against the Subscriber relating in any way to this Subscription Agreement and shall deliver the acceptance of such appointment to the Partnership. The Subscriber further agrees that service of process upon such authorized agent together with written notice of said service to the Subscriber by the person serving the same shall be deemed in every respect effective service of process upon the Subscriber in any such action or proceeding. The Subscriber may appoint a successor authorized agent and upon delivery to the Partnership of acceptance of such appointment by such a successor the appointment of the prior authorized agent shall terminate. The Subscriber further agrees to take any and all action, including the filing of any and all documents and instruments as may be necessary to continue such designation and appointment of such authorized agent in full force and effect until the later of the termination of this Agreement or such time as the Subscriber no longer holds any Interests.

         5.11  Severability.  To the extent that any provision of this
               ------------
Subscription Agreement shall be held to be invalid, illegal or unenforceable, it shall be deemed severable.

and the validity, legality and enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired.

           5.12  Entire Agreement.  This Subscription Agreement and the
                 ----------------
Partnership Agreement constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

           5.13  Survival of Representations, Warranties and Covenants.  The
                 -----------------------------------------------------
representations, warranties and covenants in Sections 2.1, 2.2, 2.3 and 3.1 shall survive the formation and dissolution of the Partnership.

           IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement as of the  24  day of August     , 1996.
                    ----        -----------

                                       Signature of Subscriber
                                       (if individual)

                                       /s/ Robert L. Johnson
                                       ---------------------------------------

                                       Signature of Subscriber
                                       (if other than individual)

                                       Robert L. Johnson
                                       ---------------------------------------
                                       (Print Name of Subscriber)


                                       By:
                                          ------------------------------------

                                          ------------------------------------
                                             (Print Name and Title of Person
                                              Signing on Behalf of Subscriber)

Subscriber's Name and Mailing Address
and Tax Identification Number:

 Robert L. Johnson
- ----------------------------------
(Name)

 One BET Plaza, 1900 W Place, N.E.
- ----------------------------------
(Street)

 Washington, D.C.  20018-1211
- ----------------------------------
(City)     (State)      (Zip Code)

 (202) 608-2171
- ------------------
(Telephone Number)

 (202) 608-2504
- ------------------
(Facsimile Number)

 ###-##-####
- ----------------------------------------------
(Tax Identification or Social Security Number)

Subscriber's Address for Notices
if Different from Address Above:


- -----------------------------------------
(Street)

- -----------------------------------------
(City)          (State)        (Zip Code)

- -----------------------
(Telephone Number)

- -----------------------
(Facsimile Number)

Status of the Subscriber (check one):

[_] General Partnership                  [_] Trust
[_] Limited Partnership                  [_] "Grantor" Trust
[_] Corporation                          [_] Estate
[_] S Corporation                        [_] Limited Liability Company
[x] Individual                           [_] Other (identify)
                                                            -------------------

             IN WITNESS WHEREOF, the Partnership has executed this Subscription
Agreement as of the                day of               , 1996.
                    ------------------------------------

                                 FW STRATEGIC PARTNERS, L.P.

                                 By:   FW STRATEGIC ASSET
                                        MANAGEMENT, L.P., General
                                        Partner

                                        By:
                                           -------------------------------------
                                                              General Partner
                                           ------------------,

                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

Subscriber's Address for Notices
if Different from Address Above:

______________________________________
(Street)

______________________________________
(City)        (State)       (Zip Code)

__________________
(Telephone Number)

__________________
(Facsimile Number)

Status of the Subscriber (check one):

[_] General Partnership                  [_] Trust
[_] Limited Partnership                  [_] "Grantor" Trust
[_] Corporation                          [_] Estate
[_] S Corporation                        [_] Limited Liability Company
[_] Individual                           [_] Other (identify)___________________


     IN WITNESS WHEREOF, the Partnership has executed this Subscription Agreement as of the 8TH day of AUGUST, 1996.
                    ---        ------
                                  FW STRATEGIC PARTNERS, L.P.

                                  By:   FW STRATEGIC ASSET
                                         MANAGEMENT, L.P., General
                                         Partner

                                       By: STRATEGIC GENPAR INC.
                                           -------------------------------------
                                           _____________________ General Partner

                                              By: /s/ Gary Reese
                                                  ------------------------------
                                                  Name:  Gary Reese
                                                  Title: Vice President







                                    19